For immediate release

Company contact: Larry C. Busnardo, Vice President, Investor Relations, 303-312-8514

HighPoint Resources Announces Appointment of Chief Operating Officer

DENVER - June 14, 2018 - HighPoint Resources Corporation (“HighPoint” or the “Company”) (NYSE: HPR) today announced that it has appointed Paul Geiger to the position of Chief Operating Officer, where he will provide leadership and strategic oversight of the Company’s growing operations in the Denver-Julesburg (“DJ”) Basin of Colorado. Mr. Geiger will join the Company effective July 11, 2018.

Mr. Geiger has more than 23 years of experience in oil and gas operations and a strong track record of running large-scale, multi-rig development programs. Mr. Geiger previously served as Senior Vice President of Corporate Development at Southwestern Energy. Prior to Southwestern Energy, Mr. Geiger held numerous engineering and leadership roles with Quantum Resources Management, Anadarko, Howell Petroleum and Meridian Oil/Burlington Resources. Mr. Geiger earned his bachelor’s degree in Petroleum Engineering and his MBA from the University of Texas.

“Paul is an experienced operations executive with a proven track record. He has shown he can manage all aspects of asset management and leading multi-rig development programs to ensuring successful execution,” said Chief Executive Officer and President Scot Woodall. “His background in operations management, engineering, and business optimization of assets will help us continue along our path of delivering returns-driven growth. Paul’s expertise will prove invaluable as we move to full-scale development mode across our acreage in the oil-weighted and rural core of the DJ Basin. I am excited to welcome Paul to our team.”

Mr. Geiger commented, “I am eager to join the HighPoint team and build upon the significant momentum that has been created over the past several months. I look forward to working with the Company’s talented team and capitalizing on its operational capabilities as well as its technical expertise to drive further efficiencies, support the Company's growth objectives across our dominant DJ Basin acreage position and increase value for the shareholders.”

DISCLOSURE STATEMENTS

Forward-Looking Statements

All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as will continue and similar expressions or variations of such words are intended to identify forward-looking statements herein; however, these are not the exclusive means of identifying forward-looking statements. Forward-looking statements in this release relate to, among other things, future projects, opportunities and growth. These and other forward-looking statements in this press release are based on management's judgment as of the date of this release and are subject to numerous risks and uncertainties. Actual results may vary significantly from those indicated in the forward-looking statements. Please refer to the Bill Barrett Corporation's Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC, and other filings, including our Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, all of which are incorporated by reference herein, for further discussion of risk factors that may affect the forward-looking statements. The Company encourages you to consider the risks and uncertainties associated with projections and other forward-looking statements and to not place undue reliance on any such statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

ABOUT HIGHPOINT RESOURCES CORPORATION

HighPoint Resources Corporation (NYSE: HPR) is a Denver, Colorado based company focused on the development of oil and natural gas assets located in the Denver-Julesburg Basin of Colorado. Additional information about the Company may be found on its website www.hpres.com.

2